UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

LUFKIN INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state ow it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

•	The following email was sent to certain employees of Lufkin Industries, Inc. and certain of its subsidiaries on April 8, 2013.

April 8, 2013

Dear Fellow Employees,

I am pleased to inform you that Lufkin Industries, Inc. announced this morning that it has entered into a merger agreement with GE (NYSE: GE). If the transaction is approved by our shareholders and the other conditions to closing are satisfied, Lufkin Industries and its subsidiaries will be owned by GE and operated as part of its Oil and Gas Division. We expect the transaction to close during the second half of 2013. Today’s news release announcing the details of this exciting combination is attached.

GE is one of the world’s largest and most innovative companies, and its energy sector is one of the segments GE has targeted for growth and investment. With that objective in mind, GE has made a series of acquisitions in recent years that have established the GE Oil & Gas Division as a major supplier of products and services used in exploration, production and processing of hydrocarbons. Last week, GE announced the creation of a $110 million R&D Center for unconventional oil and gas technology.

GE’s desire to expand its product offerings in the oil and gas sector, coupled with Lufkin’s 111- year history and iconic brand, make this combination very formidable. Adding Lufkin Industries’ artificial lift, automation and optimization products to the GE ESP product line results in a portfolio that will include all major forms of lift. GE’s expansive international presence will also accelerate Lufkin’s strategic objective of global expansion.

Similarly, the products, technology and services provided by the Power Transmission Division are also a good fit with several products GE provides to the oil and gas and power generation markets. Lufkin’s rotating equipment technology is used with GE’s products, and GE recognizes and values Lufkin’s capabilities to expand the market for turbomachinery products.

Much of the value GE sees in Lufkin Industries resides in our people. GE places a high value on its people and on providing opportunities for employees to develop to their full potential. They see in Lufkin a company rich in talent and knowledge of artificial lift and rotating equipment. I want to thank each of you for all your hard work, innovative ideas and dedicated efforts that have established Lufkin as an iconic name in the industry. Without your efforts, none of this would have been possible.

In closing, I know that this announcement will leave you with many questions about the future of Lufkin’s operations, your role in the new organization and what opportunities the merger with GE may create for you. We intend to answer them as best we can in the coming weeks while maintaining compliance with regulatory requirements. This attachment will be posted to a newly created “GE Transaction” section of our website, where you will be able to submit additional questions and we will post answers to frequently asked questions.

In addition, we will be hosting informational meetings in many of our facilities over the next few weeks. Meanwhile, I would ask that you continue to provide our customers with the excellent products and services for which Lufkin is well known.

The news media and other third parties will likely be interested in gaining additional details regarding this transaction.

Please direct all outside inquiries to Dennard-Lascar Associates Anne Pearson, +1-210-408-6321 apearson@dennardlascar.com.

Once again, thank you for your contribution in helping to make possible this wonderful opportunity for our Company and its shareholders.

Sincerely,

/s/ John F. Glick

John F. “Jay” Glick,

President and Chief Executive Officer

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Lufkin Industries, Inc. plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about General Electric Company, Lufkin Industries, Inc., the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Lufkin Industries, Inc. through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Lufkin Industries, Inc. at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

PARTICIPANTS IN THE SOLICITATION

Lufkin Industries, Inc. and its directors, executive officers and certain other members of management and employees of Lufkin Industries, Inc. may be deemed “participants” in the solicitation of proxies from shareholders of Lufkin Industries, Inc. in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Lufkin Industries, Inc. in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Lufkin Industries, Inc.’s shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. You can find information about certain of Lufkin Industries, Inc.’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about General Electric Company or Lufkin Industries, Inc.’s management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in Lufkin Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. Lufkin Industries, Inc. disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.